Exhibit 3.2

BY-LAWS

of

GENERAL CABLE CORPORATION

dated as of June 6, 2018

-i-

-ii-

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE – The address, including street, number, city, and county, of the registered office of General Cable Corporation (the “Corporation”) in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Trust Company.

SECTION 2. OTHER OFFICES – The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS – Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. SPECIAL MEETINGS – Special meetings of the stockholders for any purpose or purposes may be called by the Chairman, the President or the Secretary, or by resolution of the Board of Directors.

SECTION 3. VOTING – Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

SECTION 4. QUORUM – Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. NOTICE OF MEETINGS – Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6. ACTION WITHOUT MEETING – Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM – The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The exact number of directors shall be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a stockholder.

SECTION 2. RESIGNATIONS – Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES – If the office of any director becomes vacant, the remaining director(s) in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 4. REMOVAL – Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.

SECTION 5. COMMITTEES – The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

SECTION 6. MEETINGS – The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the Directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman or the President, or by the Secretary on the written request of any director, on at least one day’s notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the notice of the meeting.

Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 7. QUORUM – A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.

SECTION 8. COMPENSATION – Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 9. ACTION WITHOUT MEETING – Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS – The officers of the Corporation shall be a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect such Vice Presidents, Assistant Secretaries and Assistant Treasurers as it may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 2. PRESIDENT – The President shall be the Chief Executive Officer of the Corporation. He or she shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

SECTION 3. VICE PRESIDENTS – Vice Presidents, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

SECTION 4. TREASURER – The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the Corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman, or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 5. SECRETARY – The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman or the President.

SECTION 6. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES – Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE V

MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK – Each stockholder shall be entitled to a certificate of stock certifying the number of shares owned by such stockholder in the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

SECTION 2. LOST CERTIFICATES – A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES – The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE – In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (A) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (B) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (C) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS – Dividends upon the capital stock of the Corporation shall in the discretion of the Board of Directors from time to time be declared by the Board of Directors out of funds legally available therefor after setting aside of proper reserves.

SECTION 6. FISCAL YEAR – The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 7. CHECKS – All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 8. NOTICE AND WAIVER OF NOTICE – Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

SECTION 9. CORPORATE SEAL. – The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”.

ARTICLE VI

INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION. – Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact (i) that he or she is or was a director or officer of the Corporation, or (ii) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ and other professionals’ fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith (“Losses”). To the extent any of the indemnification provisions set forth in this Article VI prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law. Without diminishing the scope of indemnification provided by this Article VI Section 1, such persons shall also be entitled to the further rights set forth below..

SECTION 2. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. – Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or, being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

SECTION 3. ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. – Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 4. AUTHORIZATION OF INDEMNIFICATION. – Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 of this Article VI or set forth in Section 2 or 3 of this Article VI, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as the DGCL may otherwise permit. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 5. GOOD FAITH DEFINED. – For purposes of any determination under Section 4 of this Article VI, a person shall be deemed to have acted in good faith if the action is based on (i) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, (ii) the advice of legal counsel for the Corporation or another enterprise, or (iii) information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Article VI Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

SECTION 6. PROCEEDINGS INITIATED BY INDEMNIFIED PERSONS. – Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article VI.

SECTION 7. INDEMNIFICATION BY A COURT. – Notwithstanding any contrary determination in the specific case under Section 4 of this Article VI, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Article VI Section 7 shall be given to the Corporation promptly upon the filing of such application.

SECTION 8. LOSSES PAYABLE IN ADVANCE. – Losses related to expenses (including attorneys’ fees) reasonably incurred by a current or former officer or director in defending any threatened or pending Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Losses shall be reasonably documented by the current or former officer or director and required payments shall be made promptly by the Corporation. Such Losses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SECTION 9. NON-EXCLUSIVITY, VESTING AND SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT RIGHTS. – The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The rights conferred and remedies created by this Article VI shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred and remedies created in this Article VI shall be contract rights and remedies deemed to come into existence and vest, without the need for further documentation, as to a director or officer of the Corporation, when that director or officer of the Corporation takes office or is appointed or elected and begins serving. These rights and remedies may be enforced by such director or officer as a third party beneficiary of these By-laws. Such rights and remedies and the director’s or officer’s right to enforce same, shall continue to exist after any amendment (whether by operation of law, merger or otherwise), repeal, rescission or restrictive modification of this Article VI with respect to events occurring prior to such amendment, repeal, rescission or restrictive modification,. Notwithstanding Article VII, any amendment (whether by operation of law, merger or otherwise), alteration or repeal of this Article VI that adversely affects any right or remedy of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding (or portion thereof) involving the occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal. Subject only to limitation on the right of any person to indemnification contained in the DGCL, in the event there is a conflict between the provisions of the Corporation’s Certificate of Incorporation, these By-laws, a resolution of the stockholders or any agreement or other source of indemnification pursuant to which the person claiming a right of indemnification is covered, the broadest possible right to indemnification shall apply. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers, directors and employees of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

SECTION 10. MEANING OF CERTAIN TERMS IN CONNECTION WITH EMPLOYEE BENEFIT PLANS, ETC. – For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

SECTION 11. INSURANCE. – The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

ARTICLE VII

AMENDMENTS

These By-Laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.